Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-11 of American Assets Trust, Inc., of our report, dated March 31, 2010, relating to our audits of the financial statements of ABW Lewers LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ACCUITY LLP

Honolulu, Hawaii

September 13, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-11 of American Assets Trust, Inc., of our report, dated April 21, 2010 (except as to Note 3 and Note 6 which are as of September 13, 2010), relating to our audits of the combined financial statements of Waikiki Beach Walk – Hotel, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ACCUITY LLP

Honolulu, Hawaii

September 13, 2010